Exhibit 99.4

JBS Announces Proposal to Acquire Remaining Publicly Traded Shares of Pilgrim’s Pride Corporation

Subject to Approval of Independent and Disinterested Special Committee of PPC Board of Directors and
Votes Cast by Holders of the Majority of Unaffiliated PPC Shares

Amstelveen, Netherlands, August 18, 2026 – JBS N.V. (“JBS,” “we” or “us”) (NYSE: JBS; B3: JBSS32) today announced that it has submitted a non-binding proposal to the Board of Directors of Pilgrim’s Pride Corporation (NASDAQ: PPC) (“PPC”) to acquire all of the outstanding shares of common stock of PPC that are not owned by JBS or its affiliates for a fixed exchange ratio of 2.086 JBS Class A common shares for each PPC share of common stock (the “Proposed Transaction”), based on the JBS and PPC closing share prices on August 18, 2026 of $13.66 and $28.49, respectively. JBS currently owns approximately 82% of PPC’s common stock.

Jeremiah O’Callaghan, Chairman of the JBS Board of Directors, said, “For over 16 years, JBS and PPC have worked together as PPC has expanded its operations, strengthened its global presence and significantly grown revenue. We believe this proposal offers PPC stockholders the opportunity to continue participating in PPC’s future performance through ownership of JBS shares, with exposure to a larger and more diversified global business. Our long-standing relationship with PPC and familiarity with its team and operations should support continuity for employees, customers and business partners throughout the process. We look forward to engaging constructively with the special committee of PPC’s board of directors and its advisors as they evaluate the proposal.”

JBS believes the business combination offers potential benefits to PPC stockholders, including, among others:

●	Continued participation in PPC’s performance: PPC stockholders will benefit from continued participation in PPC’s business performance as part of a larger, more diversified global multi-protein and prepared foods platform.

●	Simplified organizational structure: PPC stockholders would participate, through their ownership of JBS shares, in the potential benefits of a simplified organizational structure, including savings resulting from the elimination of PPC’s standalone public company costs and more flexible and efficient capital allocation across the group.

●	Access to greater trading liquidity of JBS Class A common shares: PPC stockholders would receive shares of JBS, which has a larger market capitalization and broader institutional investor base than PPC’s current minority public float.

Proposed Transaction Details

The Proposed Transaction is subject to the approval of a special committee of independent and disinterested directors expected to be appointed by the PPC Board of Directors, advised by independent legal and financial advisors.

In addition, JBS expects that the Proposed Transaction will also require the approval of a majority of the votes cast by the shares of PPC common stock that are not owned by JBS or its affiliates, as well as customary closing conditions. The Proposed Transaction does not require approval by JBS shareholders.

Following completion of the Proposed Transaction, shares of PPC common stock would no longer be quoted on Nasdaq and shares of PPC common stock would be deregistered.

Advisors

Citi is serving as financial advisor, White & Case LLP is serving as legal advisor and Collected Strategies is serving as strategic communications advisor to JBS.

Forward-Looking Statements

This communication contains certain statements that are not historical facts and are forward-looking statements within the meaning of the U.S. federal securities laws with respect to a proposal which JBS has made to acquire all of the outstanding shares of common stock of PPC that are not owned by JBS or its affiliates (the “Proposed Transaction”), including, without limitation, statements regarding the anticipated benefits of the Proposed Transaction to PPC stockholders. These forward-looking statements generally are identified by the words “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “could,” “will” and similar terms, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: uncertainties as to whether an agreement in respect of the Proposed Transaction will be negotiated and executed; uncertainties as to whether PPC will cooperate with JBS regarding the Proposed Transaction and whether PPC’s board of directors and any special committee thereof will endorse the Proposed Transaction; uncertainties as to whether the other conditions to the Proposed Transaction will be satisfied; the timing of the Proposed Transaction and whether the Proposed Transaction will be completed; failure to realize contemplated synergies and other benefits from the Proposed Transaction; incurrence of significant costs in connection with the Proposed Transaction; changes in general economic conditions, the global protein and prepared foods industries, stock market trading conditions, foreign exchange rates, tax law requirements, or government regulation; and changes in the market position, businesses, financial condition, results of operations or prospects of JBS and/or PPC.

The foregoing list of factors is not exhaustive. Additional information concerning these and other factors can be found in JBS’s and PPC’s filings with the U.S. Securities and Exchange Commission (“SEC”), including JBS’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 20-F and Current Reports on Forms 8-K and 6-K, which may be obtained free of charge from JBS’s website https://ir.jbsglobal.com/ and PPC’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which may be obtained free of charge from PPC’s website https://ir.pilgrims.com/. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and JBS undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to buy or the solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication relates to the Proposed Transaction. In furtherance of this Proposed Transaction and subject to future developments, JBS and, if a negotiated transaction is agreed, PPC, as applicable, may file a registration statement, a proxy statement, a tender offer statement or other documents with the SEC. This communication is not a substitute for any registration statement, proxy statement, tender offer statement or other document JBS and/or PPC may file with the SEC in connection with the Proposed Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT OR TENDER OFFER STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JBS, PPC AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC by JBS and/or PPC free of charge at www.sec.gov or from JBS.

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC should the Proposed Transaction go forward. Nonetheless, JBS and its affiliates and their directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of PPC common stock with respect to the Proposed Transaction. Information about such parties and a description of their interests will be included in the materials that JBS expects will be filed by JBS and/or PPC with the SEC should the Proposed Transaction go forward. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov or from JBS’s website https://ir.jbsglobal.com/.

Contacts

Investor Contact: ir@jbsglobal.com

U.S. Media Contact:

Ed Hammond, Jim Golden, Tali Epstein

Collected Strategies

JBS-CS@collectedstrategies.com

JBS Global Media Contact:

Juliano Nobrega

media@jbsglobal.com

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